Exhibit 10.1

EXECUTION VERSION

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of May 28, 2013, by and among: Shuanghui International Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Parent”); Rotary Vortex Limited, a corporation formed under the laws of Hong Kong (“Depositor”); Smithfield Foods, Inc., a Virginia corporation (the “Company”); and Bank of China, New York Branch (the “Escrow Agent”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, Sun Merger Sub, Inc., a Virginia corporation and indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company and have entered into an Agreement and Plan of Merger, dated as of May 28, 2013 (the “Merger Agreement”), pursuant to which Merger Sub has agreed to merge with and into the Company; and

WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement and the deposit by Depositor with the Escrow Agent of an aggregate amount of $275,000,000 of cash (the “Escrow Amount,” and together with any interest from time to time earned thereon, and reduced by any subsequent disbursements, amounts withdrawn or losses on investments, the “Escrow Fund”) to secure the obligation of Parent to pay the Parent Termination Fee pursuant to Section 8.03 of the Merger Agreement.

NOW, THEREFORE, in consideration of the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Establishment of Escrow Fund.

(a) Deposit of Escrow Amount. Simultaneously with the execution hereof, in accordance with the Merger Agreement, Depositor shall deposit cash in an amount equal to the Escrow Amount ($275,000,000) in immediately available funds with the Escrow Agent. The Escrow Agent hereby acknowledges the receipt of the Escrow Amount. The Escrow Fund shall be held as security for the obligation of Parent to pay the Parent Termination Fee pursuant to Section 8.03 of the Merger Agreement.

(b) Appointment of Escrow Agent. Parent and the Company hereby appoint and designate the Escrow Agent as escrow agent to receive, hold, invest and disburse the Escrow Fund in accordance with the terms of this Agreement. Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(c) Transferability. The interests of the parties in the Escrow Fund shall not be assignable or transferable, other than by operation of law (in which case, the portion of the Escrow Fund so assigned or transferred shall continue to be bound by the terms of this

Agreement). No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent, the Company and the Escrow Agent shall have received written notice of such assignment or transfer.

(d) Trust Fund. The Escrow Fund shall be free from any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until it is released pursuant to Section 2. Notwithstanding the foregoing, if the Escrow Fund shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of funds held in the Escrow Fund shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such judicial process or court order, and shall provide Parent and the Company as much advance written notice as is reasonably practicable thereof. In the event the Escrow Agent obeys or complies with any judicial process or court order following Parent’s and the Company’s receipt of such advance written notice required by the preceding sentence, it shall not be liable to any party hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such court order.

(e) Investment of Escrow Fund. The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Fund in the form of demand deposits.

(f) The Escrow Agent shall furnish the Company with a monthly written accounting of the complete investment activity of, and transactions executed with respect to, the Escrow Fund, within fifteen (15) days after the end of such month.

2. Administration of Escrow Fund. The Escrow Fund shall be disbursed in cash by the Escrow Agent as follows:

(a) Within five (5) business days after receipt by the Escrow Agent of joint written instructions from Parent and the Company, the Escrow Agent shall disburse the Escrow Fund in accordance with such instructions.

(b) If the Escrow Agent receives written notice from Parent and the Company that the Merger has been consummated, then within five (5) business days after receipt thereof, the Escrow Agent shall disburse any remaining Escrow Fund to Depositor.

(c) If the Escrow Agent receives written notice from Parent that the Merger Agreement has been terminated under circumstances that do not require the payment by Parent to the Company of the Parent Termination Fee pursuant to the provisions of Section 8.03 of the Merger Agreement, then within five (5) business days after receipt thereof, the Escrow Agent shall forward a copy of such notice to the Company. If, within five (5) business days after the receipt by the Company of such notice from the Escrow Agent, the Company has not objected to the disbursement of the Escrow Fund to Parent, then the Escrow Agent shall disburse to Depositor any remaining Escrow Fund. If the Escrow Agent does receive a timely notice from the Company that it is entitled to the Parent Termination Fee and that it objects to the disbursement of any Escrow Fund, then the Escrow Agent shall only make disbursements from the Escrow Fund pursuant to written directions executed by both Parent and the Company or as directed by judgment of a court of competent jurisdiction, which judgment has not been appealed within 30 days.

(d) If the Escrow Agent receives written notice from the Company that the Merger Agreement has been terminated under circumstances that require the payment by Parent to the Company of the Parent Termination Fee pursuant to the provisions of Section 8.03 of the Merger Agreement, then within five (5) business days after receipt thereof, the Escrow Agent shall forward a copy of such notice to Parent. If, within five (5) business days after the receipt by Parent of such notice from the Escrow Agent, Parent has not objected to the disbursement of the Parent Termination Fee to the Company, then the Escrow Agent shall disburse to the Company from the Escrow Fund the Escrow Amount and following such disbursement, if applicable, disburse to Depositor any remaining Escrow Fund. If the Escrow Agent does receive a timely notice from Parent that the Company is not entitled to the Parent Termination Fee and that Parent objects to the disbursement to the Company of the Parent Termination Fee from the Escrow Fund, then the Escrow Agent shall only make disbursements from the Escrow Fund pursuant to written directions executed by both Parent and the Company or as directed by judgment of a court of competent jurisdiction, which judgment has not been appealed within 30 days.

3. Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with the parties hereto that it will perform all of its obligations under this Agreement and will not deliver custody or possession of any of the Escrow Fund to anyone except pursuant to the express terms of this Agreement.

4. Fees and Expenses of Escrow Agent. The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit A.

5. Limitation of Escrow Agent’s Liability.

(a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no liabilities or obligations with respect to the Escrow Fund except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notices given to it in accordance with the notice provisions of this Agreement. The Escrow Agent shall not be required to take notice of the Merger Agreement and shall have no duty or responsibility to take any action pursuant to the terms thereof. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question of the construction of this Agreement or the Merger Agreement or seek the assistance of a court of competent jurisdiction, and shall incur no liability and shall be fully protected in acting in accordance with the opinion or advice of such counsel or the direction of such court. In no event shall the Escrow Agent be liable for incidental, indirect, special, punitive or consequential damages.

(b) Parent and the Company hereby agree to indemnify, each in the amount of fifty percent, the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder. Escrow Agent’s right to seek indemnification and reimbursement from the parties hereto in accordance with the provisions hereof shall be its exclusive remedy in connection with any loss, liability or expense incurred by it hereunder and shall survive for one (1) year following (i) the termination of this Agreement or (ii) the earlier resignation or removal of the Escrow Agent. The Escrow Agent shall not be indemnified or held harmless in the event of losses, claims, damages, liabilities or expenses resulting from the Escrow Agent’s gross negligence or willful misconduct.

6. Termination. This Agreement will be automatically terminated upon disbursement of the Escrow Funds pursuant to Section 2 and following such termination this Agreement shall be of no further force or effect, and no further fees or expenses shall be invoiced by the Escrow Agent pursuant hereto except for unbilled fees or expenses incurred by the Escrow Agent prior to such time.

7. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. In addition, the Escrow Agent may be removed at any time, with or without cause, upon 30 days’ prior written notice delivered to the Escrow Agent and executed by both Parent and the Company. Such resignation or removal shall take effect not less than thirty (30) days after notice is given to all parties hereto. In such event, Parent may appoint, with the consent of the Company, which consent shall not be unreasonably withheld, a successor escrow agent, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $1,000,000,000 (unless otherwise agreed by the parties hereto in writing), that will be an unrelated third party with respect to each of Parent and the Company. If Parent fails to appoint a successor escrow agent within fifteen (15) days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor escrow agent. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor escrow agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent and the Company as to the transfer of the Escrow Fund to a successor escrow agent.

8. Miscellaneous.

(a) Amendment; Waiver. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Agreement may not be amended, modified or supplemented except by written agreement of all of the parties.

(b) Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); or (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

if to Parent: Shuanghui International Holdings Limited

Attention: Zhijun Yang

Fax no.: (852) 2868-6001

E-mail address:

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

Attention: Carl R. Sanchez

Fax no.: (858) 458-3130

E-mail address: carlsanchez@paulhastings.com

if to Depositor: Rotary Vortex Limited

Attention: Zhijun Yang

Fax no.: (852) 2868-6001

E-mail address:

with a mandatory copy to (which copy shall not constitute notice):

Paul Hastings LLP

Attention: Carl R. Sanchez

Fax no.: (858) 458-3130

E-mail address: carlsanchez@paulhastings.com

if to the Company: Smithfield Foods, Inc.

Attention: Michael H. Cole

Fax no.: (757) 365-3025

E-mail address:

with a mandatory copy to (which copy shall not constitute notice):

Simpson Thacher & Bartlett LLP

Attention: Robert E. Spatt & Patrick J. Naughton

Fax no.: (212) 455-2502

E-mail address: rspatt@stblaw.com and pnaughton@stblaw.com

if to the Escrow Agent: Bank of China, New York Branch

Attention: Xunxun Li

Fax no.: (212) 688-0919

E-mail address: xxli@bocusa.com

(c) Interpretation. Unless the context otherwise requires, references in this Agreement to Sections and Exhibits refer to the Sections and Exhibits to this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to dollar amounts contained in this Agreement shall mean United States dollars. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

(d) Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement of the parties to this Agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof.

(e) Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

(f) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(g) Governing Law; Jurisdiction and Venue.

(i)	This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(ii)	Each party to this Agreement:

(1)	irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) for the purpose of any legal proceeding directly or indirectly based upon, relating to arising out of this Agreement or any transaction contemplated hereby or the negotiation, execution or performance hereof or thereof and irrevocably agrees that all claims in respect of such action or proceeding shall be brought in, and may be heard and determined, exclusively in such state or federal courts;

(2)	irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party at the addresses set forth in Section 8(b), provided that nothing in this Section 8(g) shall affect the right of any party to serve legal process in any other manner permitted by law;

(3)	acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in any legal proceeding directly or indirectly based upon, relating to or arising out of this Agreement or any transaction contemplated hereby or the negotiation, execution or performance hereof or thereof;

(4)	certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any legal proceeding, seek to enforce the foregoing waiver in Section 8(g)(3), (b) each party understands and has considered the implication of such waiver, (c) each party makes such waiver voluntarily, and (d) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8(g).

(h) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(i) Assignment and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Parent and Depositor may assign any of their respective rights and delegate any of their respective obligations under this Agreement to any Affiliate of Parent or Depositor, as applicable, upon prior written notice to the Company. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

(j) Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have duly caused this Escrow Agreement to be executed as of the day and year first above written.

PARENT:

SHUANGHUI INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Yang Zhijun
Name:	Yang Zhijun
Title:	Director

DEPOSITOR:

ROTARY VORTEX LIMITED

By:	/s/ Yang Zhijun
Name:	Yang Zhijun
Title:	Director

THE COMPANY:

SMITHFIELD FOODS, INC.

By:	/s/ C. Larry Pope
Name:	C. Larry Pope
Title:	President and CEO

ESCROW AGENT:

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Shiqiang Wu
Name:	Shiqiang Wu
Title:	General Manager